Exhibit 99.1 Press Release


                              FOR IMMEDIATE RELEASE

CONTACT:
Bob Bannon                                    Jennifer Haas

Director, Investor Relations                  Communications Coordinator
Net2000 Communications, Inc.                  Net2000 Communications, Inc.
703-654-2000                                  703-654-2000
bbannon@net2000.com                           jhaas@net2000.com


              Net2000 to Acquire Interactive Video Service Provider


                        FreBon International Corporation


High-End Video Applications Added to Net2000 Bundle of Services

Herndon, VA (June 28, 2000) -- Net2000 Communications, Inc. (Nasdaq: NTKK), an innovative provider of integrated broadband telecommunications services to medium and large businesses, today announced it has signed a definitive agreement to acquire FreBon International Corporation (FreBon), a privately-held provider of interactive video services headquartered in McLean, Virginia.

Founded in 1991, FreBon is a leader in the transport of video, data and Internet-based technologies that support face-to-face communications over interactive networks. FreBon currently provides services to a wide variety of domestic and international users, including federal and state government agencies, telemedicine providers, healthcare organizations, universities, businesses and associations.

FreBon's expertise in the design, hosting and delivery of Visual Dialtone(TM) interactive video provides the interactive, digital transmission of integrated voice, video, and data, (including Internet) between two or more remote locations. Through Visual Dialtone(TM), the use of different transport methods and communications standards are transparent to the end-user(s), thereby facilitating communications between users deploying different systems.

"We firmly believe that streaming video and desktop video conferencing will quickly become a ubiquitous part of our daily lives," stated Charlie Thomas, Net2000 CEO. "FreBon is a leader in the broadband video services and distance learning markets and was among the first to implement an IP-based video solution."



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"This acquisition vastly strengthens our integrated bundle of service offerings, and now provides a high-end `sticky' application that will further fuel demand for our broadband network services to our base of larger customers. In addition, FreBon's strong customer base in the state and federal government markets ideally complements our commercial base."



"Our broadband portfolio of services including local, high-speed data, Internet, hosting and collocation, long distance, and now video - all delivered via a single broadband connection, and on a single invoice is unparalleled in the industry, and truly positions Net2000 to further our success in winning business customers", continued Thomas.

Under the terms of the agreement, Net2000 will purchase all of the outstanding shares of FreBon in a cash and stock transaction valued at up to $33 million, including an earnout of up to $15 million upon attainment of certain financial milestones. The transaction is expected to close within thirty days.

"We are very excited to join the excellent management team at Net2000, and feel that this combination creates a formidable array of services for business and government customers," said Fred Mueller, FreBon founder and CEO.

About Net2000 Communications, Inc.:

Net2000 is an innovative provider of broadband data and voice telecommunications services to businesses across the United States. Net2000 provides premium quality local, long distance, data, voice and Internet access services delivered over a single broadband connection and billed on a single invoice. Net2000 currently operates sales offices in Boston, Providence, New York City, Long Island, Northern New Jersey, Baltimore, Washington, DC, Richmond and Virginia Beach.

For more information about Net2000 Communications, Inc., please visit www.net2000.com or call 800-825-2000. For Investor Relations, contact Bob Bannon at 703-654-2222 or bbannon@net2000.com.


About FreBon International Corporation:

FreBon is an Inc. 500 corporation and a preeminent leader in the network integration of voice, video, data and Internet-based technologies for commercial, healthcare, legal, educational and insurance markets both domestically and internationally. FreBon holds seven state Visual Dialtone(TM) contracts, including Massachusetts, New York, Georgia, Florida, Missouri, Pennsylvania, and Delaware and currently provides interactive video services to over 650 college, universities and other distance learning classrooms. For more information on FreBon's services and capabilities, visit its web site at www.frebon.com.

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                   FreBon International Corporation Fact Sheet


Financial Metrics:

Fiscal year ended January 2000 Revenues: $10.5 million
Number of customer sites: over 1,000
Number of employees: 55
Number of sales employees: 10

Acquisition Agreement Details:

Purchase price consists of:
o    $9 million cash
o    400,000 shares of Net2000 common stock
o    Assumption of $2.8 million of FreBon International debt
o $15 million earnout if certain financial milestones are met during the calendar year following the acquisition



Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Net2000 cautions investors that any forward-looking statements or projections made by the company, including those that may be made in this press release, are based on management's expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Net2000's future results may be impacted by factors such as technological changes, market acceptance of the company's existing and new services, Net2000's ability to continue to expand and fund its network, Net2000's ability to successfully integrate its acquisition of FreBon International Corporation, general economic conditions, regulatory and legislative developments, and competitive market pressures. Net2000's future results also may be impacted by other risk factors listed in its registration statement dated March 6, 2000 and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, Net2000 undertakes no obligation or intention to update these statements after the date of this release.